Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-116952, 333-128860, 333-133840, 333-176194, and 333-183125) and Form S-3 (No. 333-171048 and 333-178175) of The Walt Disney Company of our report dated November 21, 2012 in relation to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California

November 21, 2012

PricewaterhouseCoopers LLP, 350 South Grand Avenue, Los Angeles, CA 90071

T: (213) 356 6000, F:(813) 637 4444, www.pwc.com/us